As filed with the Securities and Exchange Commission on November 3, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Groupon, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 620

Chicago, Illinois 60654

312-676-5773

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew D. Mason

Chief Executive Officer

Groupon, Inc.

600 West Chicago Avenue, Suite 620

Chicago, Illinois 60654

312-676-5773

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Steven J. Gavin, Esq. Matthew F. Bergmann, Esq. Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 312-558-5600	David R. Schellhase, Esq. General Counsel Groupon, Inc. 600 West Chicago Avenue, Suite 620 Chicago, Illinois 60654 312-676-5773	Peter M. Astiz, Esq. Gregory M. Gallo, Esq. Jason C. Harmon, Esq. DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303 650-833-2036

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-174661)

If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

                                               If this Form is a post-effective amendment to a registration statement filed pursuant General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $0.0001 par value	5,750,000	$20.00	$115,000,000	$13,179

(1)                                  The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.  The registrant previously registered securities at an aggregate offering price not to exceed $621,000,000 on a Registration Statement on Form S-1 (File No. 333-174661), which was declared effective by the Securities and Exchange Commission on November 3, 2011.  In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $115,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the purpose of registering 5,750,000 shares of Class A Common Stock, par value $0.0001 per share, of Groupon, Inc.  This 462(b) Registration Statement relates to the initial public offering of shares of Class A Common Stock contemplated by the Registration Statement on Form S-1 (File No. 333-174661), which was initially filed on June 2, 2011, and which, as amended, was declared effective by the Securities and Exchange Commission on November 3, 2011.  Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (File No. 333-174661), including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.               EXHIBITS

The following Exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP for Groupon, Inc.

23.2	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft.

23.3	Consent of Ernst & Young ShinNihon LLC.

23.4	Consent of Ernst & Young LLP for Ludic Labs, Inc. and Goodrec, Inc.

23.5	Consent of Winston & Strawn LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on the 3rd day of November, 2011.

Groupon, Inc.

/s/ Andrew D. Mason
Name:	Andrew D. Mason
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Andrew D. Mason	President, Chief Executive Officer and	November 3, 2011
Andrew D. Mason	Director
(Principal Executive Officer)

*	Chief Financial Officer	November 3, 2011
Jason E. Child	(Principal Financial Officer)

*	Chief Accounting Officer	November 3, 2011
Joseph Del Preto	(Principal Accounting Officer)

*	Director	November 3, 2011
Peter J. Barris

*	Director	November 3, 2011
Kevin J. Efrusy

*	Director	November 3, 2011
Mellody Hobson

*	Director	November 3, 2011
Bradley A. Keywell

*	Director	November 3, 2011
Eric P. Lefkofsky

*	Director	November 3, 2011
Theodore J. Leonsis

*	Director	November 3, 2011
Howard Schultz

By:	/s/ Andrew D. Mason
Andrew D. Mason, as attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Winston & Strawn LLP.

23.1	Consent of Ernst & Young LLP for Groupon, Inc.

23.2	Consent of Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft.

23.3	Consent of Ernst & Young ShinNihon LLC.

23.4	Consent of Ernst & Young LLP for Ludic Labs, Inc. and Goodrec, Inc.

23.5	Consent of Winston & Strawn LLP (included in Exhibit 5.1).